Exhibit 99.2

MOBILE TINT LLC

FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

MOBILE TINT LLC

INDEX TO FINANCIAL STATEMENTS

June 30, 2021

(Unaudited)

MOBILE TINT, LLC

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2021	2020
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$222,211	$303,897
Accounts receivable, net	119,136	144,706
Inventory	73,066	76,371
Contract assets	-	42,563
Prepaid expenses and other current assets	-	2,210

Total Current Assets	414,413	569,747

OTHER ASSETS:
Property and equipment, net	143,391	154,175

Total Other Assets	143,391	154,175

TOTAL ASSETS	$557,804	$723,922

LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES:
Notes payable, current portion	$16,376	$152,301
Capital lease obligation payable, current portion	22,626	21,716
Accounts payable	53,683	33,475
Accrued expenses	102,451	115,873
Due to related party	-	86,937

Total Current Liabilities	195,136	410,302

LONG-TERM LIABILITIES:
Note payable, net of current portion	25,927	34,579
Capital lease obligation payable, net of current portion	33,211	44,756

Total Long-term Liabilities	59,138	79,335

Total Liabilities	254,274	489,637

Commitments and Contingencies (See Note 8)

MEMBER'S EQUITY:
Member's equity	303,530	234,285

Total Member's Equity	303,530	234,285

Total Liabilities and Member's Equity	$557,804	$723,922

See accompanying notes to unaudited condensed financial statements.

MOBILE TINT LLC

CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

For the Six
Months Ended
June 30,
2021

SALES	$607,776

COST OF SALES	367,966

GROSS PROFIT	239,810

OPERATING EXPENSES:
Compensation and related benefits	179,547
Professional fees	53,114
Rent expense - related party	33,200
Depreciation expense	17,986
General and administrative expenses	80,412

Total Operating Expenses	364,259

LOSS FROM OPERATIONS	(124,449)

OTHER INCOME (EXPENSES):
Gain on debt extinguishment	275,494
Interest expense	(4,315)

Total Other Income	271,179

NET INCOME	$146,730

See accompanying notes to unaudited condensed financial statements.

MOBILE TINT LLC

CONDENSED STATEMENT OF CHANGES IN MEMBER'S EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(Unaudited)

Total Member's Equity

Balance, December 31, 2020	$234,285

Member distributions	(77,485)

Net income	146,730

Balance, June 30, 2021 (unaudited)	$303,530

See accompanying notes to unaudited condensed financial statements.

MOBILE TINT LLC

CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

For the Six
Months Ended
June 30,
2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$146,730
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	17,986
Gain on debt extinguishment	(274,400)
Change in operating assets and liabilities:
Accounts receivable	25,570
Inventory	3,305
Contract assets	42,563
Prepaid expenses and other assets	2,210
Accounts payable	20,208
Accrued expenses	(13,422)

NET CASH USED IN OPERATING ACTIVITIES	(29,250)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(7,202)

NET CASH USED IN INVESTING ACTIVITIES	(7,202)

CASH FLOWS FROM FINANCING ACTIVITIES:
Member distributions	(77,485)
Repayment of related party advances	(86,937)
Proceeds from note payable	137,200
Repayment of note payable	(7,377)
Repayment of capital lease payable	(10,635)

NET CASH USED IN FINANCING ACTIVITIES	(45,234)

NET DECREASE IN CASH	(81,686)

CASH, beginning of period	303,897

CASH, end of period	$222,211

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$4,315
Income taxes	$-

See accompanying notes to unaudited condensed financial statements.

MOBILE TINT LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

June 30, 2021

NOTE 1 – NATURE OF ORGANIZATION

Mobile Tint LLC (the “Company”), a Texas limited liability company organized on March 23, 2001, is a premier distributor and expert installer of window film solutions doing business as A1 Glass Coating.

On June 30, 2021, the Company and the sole member of the Company (the “Mobile Shareholder”), and (iii) Michael Wanke as the Representative of the Mobile Shareholder. entered into a Share Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”) with C-Bond Systems, Inc. (“C-Bond”). Pursuant to the Exchange Agreement, C-Bond agreed to acquire 80% of the Company’s units, representing 80% of the Company’s issued and outstanding capital stock (the “Mobile Shares”). On July 22, 2021, the Company closed the Exchange Agreement and sold 80% of the Mobile Shares. The Mobile Shares were exchanged for 28,021,016 restricted shares of C-Bond’s common stock. Two years after closing, C-Bond has the option to acquire the remaining 20% of the Company’s issued and outstanding membership interests in exchange for a number of shares of C-Bond’s common stock equal to 300% of the Company’s average EBIT value, divided by the price of C-Bond’s common stock as defined in the Exchange Agreement (the “Additional Closing”). As part of the transaction, the Company’s owner-operator, Michael Wanke, joined C-Bond as President of its Safety Patriot Glass Solutions Group.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the six months ended June 30, 2021 include estimates for allowance for doubtful accounts on accounts receivable, estimates for obsolete or slow-moving inventory, the useful life of property and equipment, estimates used in the calculation of percentage of completion on uncompleted jobs, and assumptions used in assessing impairment of long-term assets.

Fair value of financial instruments and fair value measurements

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (the “FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on the reporting dates. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2—Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3—Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

MOBILE TINT LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

June 30, 2021

The carrying amounts reported in the balance sheets for cash, accounts receivable, inventory, costs and estimated earnings in excess of billings, prepaid expenses and other current assets, notes payable, capital lease payable, accounts payable, accrued expenses, and billings in excess of costs and estimated earnings approximate their fair market value based on the short-term maturity of these instruments.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. The Company has no cash equivalents as of June 30, 2021 and December 31, 2020.

Accounts receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Inventory

Inventory, consisting of finished goods, are stated at the lower of cost and net realizable value utilizing the first-in, first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and included in cost of sales.

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from five to seven years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue recognition

The Company follows Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). This standard establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. ASC 606 requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures.

MOBILE TINT LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

June 30, 2021

Revenues from fixed-price contracts for the distribution and installation of window film solutions are recognized over time as the performance obligations are met using the percentage of completion method, whereby revenues on long-term contracts are recorded on the basis of the Company’s estimates of the percentage of completion of contracts based on the ratio of actual cost incurred to total estimated costs. This cost-to-cost method is used because management considers it to be the best available measure of progress on these contacts. The asset, “contract assets” represents revenues recognized in excess of amounts billed and has been included in contract assets on the accompanying unaudited balance sheets. The liability, “contract liabilities”, represents billings in excess of revenues recognized.

Cost of sales

Cost of sales from fixed-price contracts for the distribution and installation of window film solutions include all direct material, sub-contractor, labor and certain other direct costs, as well as those indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability may result in revisions to cost and income, which are recognized in the period in which the revisions are determined.

Federal and state income taxes

The Company operated as a limited liability company through June 30, 2021 and passed all income and loss to each member based on their proportionate interest in the Company.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of Accounting Standards Codification (ASC) 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2020 and 2019, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Tax years that remain subject to examination are the years ending on and after December 31, 2017. The Company recognizes interest and penalties related to uncertain income tax positions in other expense. However, no such interest and penalties were recorded as of June 30, 2021 and December 31, 2020.

Segment reporting

During the six months ended June 30, 2021, the Company operated in one business segment.

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. ASU 2016-02 sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to recognize a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The pronouncement requires a modified retrospective method of adoption and is effective on January 1, 2019, with early adoption permitted. For the Company’s administrative office lease, the Company analyzed if it would be required to record a lease liability and a right of use asset on its balance sheets at fair value upon adoption of ASU 2016-02. The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less.

MOBILE TINT LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

June 30, 2021

Risk factors

The Company’s results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of its control, including the impact of health and safety concerns, such as those relating to the current COVID-19 outbreak. The most recent global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for the company’s products and its ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain the Company’s domestic and international customers, possibly resulting in delays in customer payments. Any of the foregoing could harm the Company’s business and it cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact the Company’s business.

Recent accounting pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 – ACCOUNTS RECEIVABLE

On June 30, 2021 and December 31, 2020, accounts receivable consisted of the following:

	June 30, 2021	December 31, 2020
Accounts receivable	$131,755	$160,706
Less: allowance for doubtful accounts	(16,000)	(16,000)
Accounts receivable, net	$115,755	$144,706

For the six months ended June 30, 2021, bad debt expense amounted to $0.

NOTE 4 – INVENTORY

On June 30, 2021 and December 31, 2020, inventory consisted of the following:

	June 30, 2021	December 31, 2020
Finished goods	$73,066	$76,371
Inventory	$73,066	$76,371

NOTE 5 – PROPERTY AND EQUIPMENT

On June 30, 2021 and December 31, 2020, property and equipment consisted of the following:

	Useful Life	2021	2020

Machinery and equipment	5 - 7 years	$113,344	$106,142
Furniture and office equipment	3 - 4 years	4,250	4,250
Vehicles	3 - 5 years	153,130	153,130
Leasehold improvements	5 years	35,258	35,258
		305,982	298,780
Less: accumulated depreciation		(162,591)	(144,605)
Property and equipment, net		$143,391	$154,175

For the six months ended June 30, 2021, depreciation expense amounted to $17,986.

MOBILE TINT LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

June 30, 2021

NOTE 6 – NOTES PAYABLE

Vehicle Loans

Prior to January 1, 2019, the Company entered into vehicle loans in the amount of $50,103. These loans bear interest at rates ranging from 6.0% to 7.4% and are payable monthly through July 2023. On June 30, 2021 and December 31, 2020, notes payable related to these vehicles amounted to $19,115 and $23,875, respectively.

On March 31, 2020, the Company entered into a vehicle loan agreement in the amount of $28,892. This loan bear interest at 6.79% and is payable monthly through April 2025. On June 30, 2021 and December 31, 2020, notes payable related to this vehicle amounted to $23,188 and $25,805, respectively.

PPP Loan

On April 10, 2020, the Company entered into a Paycheck Protection Program Promissory Note (the “PPP Note”) with respect to a loan of $137,200 (the “PPP Loan”) from TexStar National Bank. The PPP Loan was obtained pursuant to the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES act”) administered by the U.S. Small Business Administration (“SBA”). The PPP Loan was to mature on April 10, 2022 and bears interest at a rate of 1.00% per annum. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The Company may apply to have the loan forgiven pursuant to the terms of the PPP if certain criteria are met. The Company applied for forgiveness of its PPP Loan, and on February 1, 2021, the Company was notified that the Small Business Administration forgave all of the principal loan amount and interest.

On June 30, 2021 and December 31, 2020, the principal amount due under this PPP Note amounted to $0 and $137,200, respectively.

On January 21, 2021, the Company entered into a Paycheck Protection Program Promissory Note (the “PPP Note”) with respect to a loan of $137,200 (the “PPP Loan”) from TexStar National Bank. The PPP Loan was obtained pursuant to the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES act”) administered by the U.S. Small Business Administration (“SBA”). The PPP Loan was to mature on January 21, 2026 and bears interest at a rate of 1.00% per annum. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The Company may apply to have the loan forgiven pursuant to the terms of the PPP if certain criteria are met. The Company applied for forgiveness of its PPP Loan, and on June 14, 2021, the Company was notified that the Small Business Administration forgave all of the principal loan amount and interest.

In connection with the forgiveness of the PPP Loans and interest, during the six months ended June 30, 2021, the Company recorded a gain from extinguishment of debt of $275,494.

On June 30, 2021 and December 31, 2020, notes payable consisted of the following:

	June 30, 2021	December 31, 2020
Notes payable	$42,303	$49,680
PPP loan	-	137,200
Total notes payable	42,303	186,880
Less: current portion of notes payable	(16,376)	(152,301)
Notes payable – long-term	$25,927	$34,579

MOBILE TINT LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

June 30, 2021

NOTE 7 – CAPITAL LEASE OBLIGATION

In October 2019, the Company acquired capital equipment under a capital lease obligation. Pursuant to the agreement with the lessor, the Company shall make 48 monthly lease payments of $2,199 and may purchase the equipment at the end of the lease for a bargain purchase option of $1.00. At the end of the lease, the Company will own the equipment.

On June 30, 2021 and December 31, 2020, notes payable consisted of the following:

	June 30, 2021	December 31, 2020
Capital lease obligation payable	$55,837	$66,472
Less: current portion of capital lease obligation	(22,626)	(21,716)
Capital lease obligation – long-term	$33,211	$44,756

The following schedule provides minimum future rental payments required as of June 30, 2021, under capital leases.

2022	$26,388
2023	26,388
2024	8,796
Total minimum lease payments	61,572
Less: amount represented interest	(5,735)
Present value of minimum lease payments	$55,837

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal matters

From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of June 30, 2021, the Company is not involved in any pending or threatened legal proceedings that it believes could reasonably be expected to have a material adverse effect on its financial condition, results of operations, or cash flows.

NOTE 9 – CONCENTRATIONS

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable and cash deposits.

The Company’s cash is held at major commercial banks, which may at times exceed the Federal Deposit Insurance Corporation (“FDIC”) limit. To date, the Company has not experienced any losses on its invested cash. On June 30, 2021 and December 31, 2020, the Company had approximately $0 and $14,000 of cash in excess of FDIC limits of $250,000, respectively.

Geographic concentrations of sales

For the six months ended June 30, 2021, all sales were in the State of Texas. No other geographical area accounting for more than 10% of total sales during the six months ended June 30, 2021.

MOBILE TINT LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

June 30, 2021

Customer concentrations

For the six months ended June 30, 2021, no customer accounted for over 10.0% of total sales. On June 30, 2021, no customer accounted for over 10.0% of the total accounts receivable balance. On December 31, 2020, two customers accounted for 38.3% (14.5% and 23.8%, respectively) of the total accounts receivable balance.

Vendor concentrations

Generally, during the six months ended June 30, 2021, the Company purchased substantially all of its inventory from four suppliers, of which one supplier represents 67% of purchases during the six months ended June 30, 2021. The loss of these suppliers may have a material adverse effect on the Company’s results of operations and financial condition. However, the Company believes that, if necessary, alternate vendors could supply similar products in adequate quantities to avoid material disruptions to operations.

NOTE 10 – RELATED PARTY TRANSACTIONS

Due to related party

From time to time, the Company’s sole member/chief executive officer advances funds to the Company for working capital purposes. These advances are non-interest bearing and are payable on demand. During the six months ended June 30, 2021, this officer was repaid advances of $86,937. On June 30, 2021 and December 31, 2020, amounts due to this officer amounted to $0 and $86,937, respectively, and have been included in due to related party on the accompanying balance sheets.

On June 30, 2021 and December 31, 2020, the Company owes $72,000 and $81,000 to the parents of the Company’s chief executive officer, respectively. This payable is non-interest bearing and payable on demand, and is included in accrued expenses on the accompanying balance sheets.

Rent expense – related party

During the six months ended June 30, 2021, the Company paid rent of $33,200 to an entity owned by the Company’s sole member/chief executive officer.

NOTE 12 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet date through January 24, 2022 the date these financial statements were available to be issued.

Change of control

On June 30, 2021, the Company and the sole member of the Company (the “Mobile Shareholder”), and (iii) Michael Wanke as the Representative of the Mobile Shareholder. entered into a Share Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”) with C-Bond Systems, Inc. (“C-Bond”). Pursuant to the Exchange Agreement, C-Bond agreed to acquire 80% of the Company’s units, representing 80% of the Company’s issued and outstanding capital stock (the “Mobile Shares”). On July 22, 2021, the Company closed the Exchange Agreement and sold 80% of the Mobile Shares. The Mobile Shares were exchanged for 28,021,016 restricted shares of C-Bond’s common stock in an amount equal to $800,000. Two years after closing, C-Bond has the option to acquire the remaining 20% of the Company’s issued and outstanding membership interests in exchange for a number of shares of C-Bond’s common stock equal to 300% of the Company’s average EBIT value, divided by the price of C-Bond’s common stock as defined in the Exchange Agreement (the “Additional Closing”). As part of the transaction, the Company’s owner-operator, Michael Wanke, joined C-Bond as President of its Safety Patriot Glass Solutions Group.

The Exchange Agreement transaction documents include the Operating Agreement of Mobile (the “Operating Agreement”) which, among other things, appoints Mr. Wanke, Scott R. Silverman, and Allison Tomek as the Managers of the Company, and governs the operations of the Company as outlined therein. Under the terms of the Operating Agreement, the Managers shall not have the authority to perform or approve the following actions, among other things, unless such action is also approved by a unanimous vote: to terminate the existing lease between Company and MDW Management, LLC, an entity owned by Michael Wanke and his spouse; to borrow money for the Company from banks, other lending institutions, the Manager, Members, or affiliates of the Manager or Members; to establish lines of credit in the name of the Company with financial institutions such as banks or other lending institutions; to determine and declare distributions to Members of the Company.